CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34502, 333-42844, 333-49032, 333-60156 and 333-83506) and Registration Statement on Form S-3 (No. 333-91570) of Chordiant Software, Inc. of our report dated November 20, 2001, except for Note 12 as to which the date is February 22, 2002 with respect to the financial statements of On Demand, Inc. for the years ended September 30, 2000 and 2001 included in Chordiant Software Inc.'s Form 8-K/A dated June 21, 2002..

/s/ Ernst & Young LLP

Palo Alto, California

July 10, 2002